Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-52696 and 333-66047) and Form S-8 (No. 33-71346, 33-71350, 33-80213, 33-80215, 333-16349, 333-28971, 333-86117, 333-86119, 333-39084, 333-55222, 333-55224, 333-72154, 333-101698, 333-91392 and 333-91394) of Medarex Inc. of our report dated February 10, 2002 relating to the financial statements of Genmab A/S, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS

Copenhagen, Denmark

March 28, 2003